Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated December 20, 2024, and each included in this Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, File No. 333-260527) of First American Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 25, 2024, with respect to the financial statements and financial highlights of Government Obligations Fund, Institutional Prime Obligations Fund, Retail Prime Obligations Fund, Retail Tax Free Obligations Fund, Treasury Obligations Fund and U.S. Treasury Money Market Fund (six of the funds constituting First American Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) of First American Fund Trust for the year ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

December 20, 2024